EXHIBIT 7 to

SCHEDULE 13D

JOINT FILING AGREEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: October 3, 2018	CJA Private Equity Financial Restructuring Master Fund I, LP By: CJA Private Equity Financial Restructuring GP I Ltd., its General Partner By: Christopher J. Acito & Associates GP LLC

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Managing Member

Dated: October 3, 2018	CJA Private Equity Financial Restructuring GP I Ltd. By: Christopher J. Acito & Associates GP LLC

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Managing Member

Dated: October 3, 2018	Gapstow Capital Partners LP

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Chief Executive Officer

Dated: October 3, 2018	Christopher J. Acito & Associates GP LLC

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Managing Member

Dated: October 3, 2018	Christopher J. Acito /s/ Christopher J. Acito

Dated: October 3, 2018	Jack T. Thompson /s/ Jack T. Thompson